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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP





                               February 10, 2000



Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, CA  94086

               Re: Pharmacyclics, Inc. - Registration Statement for Registration of an Aggregate of 1,204,862 Shares of Common Stock

Ladies and Gentlemen:

               We have acted as counsel to Pharmacyclics, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,204,862 shares of common stock (the "Shares") and related stock options under the Company's 1995 Stock Option Plan and Non-Employee Directors Stock Option Plan (the "Plans").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Plans and the options outstanding thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefore received) pursuant to the provisions of option agreements duly authorized under he Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans, or the Shares.

                                        Very truly yours,


                                        /s/ BROBECK, PHLEGER & HARRISON LLP
                                        -----------------------------------
                                        BROBECK, PHLEGER & HARRISON LLP